EXHIBIT 99.1

GLOBAL NET LEASE REPORTS THIRD QUARTER 2026 RESULTS
–Closed $535 Million Accretive Modiv Industrial Acquisition and Fully Integrated Acquired Portfolio, Achieving Anticipated G&A Synergies With No Increase in G&A Expense in Third Quarter
–Accelerated Reduction in Office Exposure to 23% From 27% at Beginning of Year, With Additional Sales Pending to Further Reduce Exposure to Approximately 18%
–Repurchased 6.6 Million Shares for $58.5 Million in Third Quarter 2026 at an AFFO Yield of Approximately 10%, Offering Greater Accretion Than Current STNL Acquisition Opportunities
–Maintained Strong Liquidity of $863 Million and Revolving Credit Facility Capacity of $1 Billion; No Debt Maturing Until Fourth Quarter 2027
–Third Quarter 2026 Net Debt to Adjusted EBITDA Temporarily Elevated to 7.7x Due to Timing of Modiv Closing, Reflecting Full Modiv Debt but Only Partial-Quarter Earnings; Reaffirmed Full-Year Net Debt to Adjusted EBITDA Guidance of 6.5x – 6.9x
–Reports Q3’26 AFFO Per Share of $0.22; Raises Full-Year AFFO Per Share Guidance to $0.83 – $0.85

New York, November 4, 2026 — Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), a publicly traded real estate investment trust that focuses on acquiring and managing a global portfolio of income producing net lease assets across the United States, and Western and Northern Europe, announced today its financial and operating results for the quarter ended September 30, 2026.

Third Quarter 2026 Highlights

•Revenue was $112.9 million, compared to $121.0 million in third quarter 2025, primarily reflecting effects of asset dispositions
•Net loss attributable to common stockholders was $67.1 million, or $(0.31) per diluted share, compared to $71.1 million, or $(0.32) per diluted share, in third quarter 2025
•Adjusted Funds from Operations (“AFFO”)1 was $48.3 million, or $0.22 per share, compared to $53.2 million in third quarter 2025, or $0.24 per share, primarily reflecting effects of asset dispositions
•Closed the $535 million acquisition of Modiv Industrial on August 12, 2026, and fully integrated its 40-property portfolio, which has a 15.0-year weighted-average remaining lease term and 2.4% average annual rent increases; increasing GNL’s industrial exposure to 51% of portfolio straight-line rent
•Closed plus disposition pipeline totaling $391 million2, with occupied assets sold at a 7.7% cash cap rate; remaining closed dispositions primarily consist of vacant assets eliminating over $2 million of annualized NOI drag
•Continued to execute strategic office reduction strategy with office sales representing 68% of dispositions, reducing office exposure to 23% in third quarter 2026 from 27% of portfolio straight-line rent at the beginning of 2026; further reduction to approximately 18% expected upon completion of pending dispositions
•Strategically identified opportunistic sales of car wash and gas and convenience assets, with approximately $70 million under contract at a 6.5% cash cap rate; buyer demand for year-end bonus depreciation benefits supports attractive pricing and an additional source of capital
•Continued to deploy net proceeds from non-core asset sales to reduce leverage and strengthen the balance sheet; reduced net debt by $163.8 million since third quarter 2025
•Repurchased 6.6 million shares for a total of $58.5 million in third quarter 2026, bringing total share repurchases under the Share Repurchase Program announced in February 2025 to 29.7 million shares for $245.8 million at a weighted-average price of $8.28 as of October 30, 2026
•Reduced weighted-average interest rate to 4.1% in third quarter 2026, down from 4.2% in third quarter 2025
•Maintained strong liquidity of $863.3 million and Revolving Credit Facility capacity of $1 billion in third quarter 2026, with no debt maturing until the fourth quarter of 2027
GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

•Portfolio occupancy was 96% as of third quarter 2026, with office occupancy increasing to 98% from 94% as of third quarter 2025
•Increased portfolio weighted-average remaining lease term to 6.3 years as of September 30, 2026, up from 5.7 years as of June 30, 2026, reflecting the addition of the Modiv portfolio
•Strengthened sector-leading tenant quality with 63% of annualized straight-line rent derived from investment-grade or implied investment-grade tenants3, up from 60% in third quarter 2025
•Leased more than 840,000 square feet, achieving a 4.9% renewal leasing spread and a weighted-average renewal term of 5.2 years, resulting in more than $10.4 million of new straight-line rent
•Weighted-average annual rent increase of 1.5% provides embedded organic rental growth, excluding approximately 20% of the portfolio with CPI-linked leases that have historically experienced significantly higher rent increases
•Reduced annualized G&A expense by over $2.5 million year-over-year, reflecting continued benefits from portfolio simplification and operational efficiencies across a more streamlined operating platform
•Reduced recurring capital expenditures to $5.7 million for the nine months ended September 30, 2026, from $26.2 million in the prior-year period, reflecting a more streamlined portfolio and over $20 million of savings

“In the third quarter of 2026, GNL continued to deliver on the priorities we have outlined for shareholders, completing and fully integrating the Modiv Industrial acquisition and accelerating the reduction in our office exposure,” said Michael Weil, Chief Executive Officer of GNL. “The immediately accretive Modiv transaction increased industrial exposure to 51% of portfolio straight-line rent, extended our portfolio weighted-average remaining lease term to 6.3 years and increased our weighted-average annual contractual rent increase to 1.5%, which does not include the approximately 20% of our portfolio with CPI-linked leases. Including those leases, and using historical CPI data, our portfolio’s annual rent growth is approximately 2%. The integration has already delivered the anticipated G&A synergies, and quarterly G&A expense declined from both the prior year and the prior quarter. We reduced GNL’s office exposure to 23% from 27% at the beginning of the year, and we expect to further reduce that exposure to approximately 18% upon completion of pending dispositions.

“Our strong liquidity position, investment-grade balance sheet and $391 million of closed plus disposition pipeline, together with no debt maturities until the fourth quarter of 2027, provide the flexibility to advance our strategy without needing to issue common equity or debt in this market. We have strategically identified opportunistic sales of car wash and gas and convenience assets, with approximately $70 million currently under contract at a cash cap rate of 6.5%, supported by buyer demand for year-end bonus depreciation benefits. The expected proceeds provide another source of attractively priced capital, and the ability to monetize assets at these valuations while repurchasing our shares at an AFFO yield of approximately 10% underscores the appeal of this capital allocation strategy. During the quarter, we repurchased 6.6 million shares for $58.5 million, reflecting our view that GNL remains undervalued and that repurchases offered greater accretion than the real estate acquisition opportunities we evaluated. We will remain patient when market conditions do not support accretive acquisitions, while maintaining our focus on reducing office exposure and leverage over time.

“Despite market headwinds, we continue to strengthen GNL and see significant opportunities to execute our long-term growth strategy and unlock value for investors. We believe our portfolio’s strong performance and continued progress support raising the low end of our full-year AFFO per share and gross transaction volume guidance ranges, reflecting our confidence in the business and continued focus on creating long-term shareholder value,” Mr. Weil concluded.

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Full Year 2026 Guidance4
The following is a summary of the Company’s full-year 2026 guidance:

Full Year 2026 Guidance
Financial Metric	Initial	Revised (Q2’26)	Revised (Q3’26)
AFFO Per Share	$0.80 – $0.84	$0.82 – $0.85	$0.83 – $0.85
Net Debt to Adjusted EBITDA	6.5x – 6.9x	6.5x – 6.9x	6.5x – 6.9x
Gross Transaction Volume	$250M – $350M	$700M – $800M	$750M – $800M
Gross transaction volume includes both dispositions and acquisitions.
Summary of Results

	Three Months Ended September 30,
(In thousands, except per share data)	2026	2025
Revenue from tenants	$112,872	$121,013

Net loss attributable to common stockholders	$(67,129)	$(71,051)
Net loss per diluted common share	$(0.31)	$(0.32)

NAREIT defined FFO attributable to common stockholders	$32,782	$33,745
NAREIT defined FFO per diluted common share	$0.15	$0.15

AFFO attributable to common stockholders	$48,312	$53,163
AFFO per diluted common share	$0.22	$0.24

Property Portfolio

As of September 30, 2026, GNL’s portfolio of 835 net lease properties comprised of approximately 44 million rentable square feet located in ten countries and territories. The Company operates in three reportable segments: (1) Industrial & Distribution, (2) Retail and (3) Office. Portfolio metrics include:

•96% leased with a remaining weighted-average lease term of 6.3 years5
•87% of the portfolio contains contractual rent increases based on annualized straight-line rent
•63% of the portfolio’s annualized straight-line rent is derived from investment-grade or implied investment-grade rated tenants
•76% U.S. and Canada, 24% Europe (based on annualized straight-line rent)
•51% Industrial & Distribution, 26% Retail and 23% Office (based on annualized straight-line rent)

Capital Structure and Liquidity Resources6

As of September 30, 2026, the Company had liquidity of $863.3 million7, and $1.0 billion of capacity under its Revolving Credit Facility. The Company had net debt of $2.7 billion8, including $1.0 billion of gross mortgage debt, as of September 30, 2026. Net Debt to Adjusted EBITDA for the quarter ended September 30, 2026 was not meaningful due to the mid-August closing of the Modiv acquisition. Quarter-end debt reflects the full transaction, while Adjusted EBITDA includes only a partial quarter of earnings from the acquired portfolio. Fourth quarter 2026 results will include a full quarter of Modiv’s earnings, providing a more representative measure of leverage. The Company’s full-year 2026 Net Debt to Adjusted EBITDA guidance range of 6.5x to 6.9x remains unchanged, consistent with the Company’s expectation that the transaction will be leverage neutral.

As of September 30, 2026, the percentage of debt that is fixed rate (including variable rate debt fixed with swaps) was 86%. The Company’s total combined debt had a weighted-average interest rate of 4.1%, resulting in an interest coverage ratio of 3.0 times9. Weighted-average debt maturity was 2.6 years as of September 30, 202610.

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Footnotes/Definitions

1.While we consider AFFO a useful indicator of our performance, we do not consider AFFO as an alternative to net income (loss) or as a measure of liquidity. Furthermore, other REITs may define AFFO differently than we do. Projected AFFO per share data included in this release is for informational purposes only and should not be relied upon as indicative of future dividends or as a measure of future liquidity.
2.Closed plus disposition pipeline totaling $391 million as of October 30, 2026. Closed plus disposition pipeline includes $167 million of closed sales, approximately $58 million under signed purchase and sale agreements (“PSA”), and approximately $166 million under letters of intent (“LOI”). There can be no assurances that the transactions under such PSA or LOI will be consummated on the above terms, if at all.
3.As used herein, “Investment-Grade Rating” includes both actual investment-grade ratings of the tenant or guarantor, if available, or implied investment-grade. Implied Investment-Grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent” for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant or a guarantor. Ratings information is as of September 30, 2026. Comprised of 35.8% leased to tenants with an actual investment-grade rating and 27.1% leased to tenants with an Implied Investment Grade rating based on annualized straight-line rent as of September 30, 2026.
4.We do not provide guidance on net income. We only provide guidance on AFFO per share, our Net Debt to Adjusted EBITDA ratio and expected Gross Transaction Volume and do not provide reconciliations of this forward-looking non-GAAP guidance to net income per share or our debt to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance. Examples of such items include impairment of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions and other non-recurring expenses.
5.Weighted-average remaining lease term in years is based on square feet as of September 30, 2026.
6.During the three months ended September 30, 2026, the Company did not sell any shares of common stock through its “at-the-market” equity offering program. As of October 30, 2026, the Company had repurchased 29.7 million shares of its outstanding common stock for a total of $245.8 million under its Share Repurchase Program announced in February 2025, including 6.6 million shares repurchased for a total of $58.5 million in third quarter 2026.
7.Liquidity represents the aggregate amount of cash and cash equivalents and borrowing availability under our Revolving Credit Facility, utilizing the value of our applicable assets as of September 30, 2026 for the borrowing base calculation under such facility, and capacity represents the total undrawn commitments under our Revolving Credit Facility. Liquidity includes $712.6 million of availability under the Revolving Credit Facility and $150.7 million of cash and cash equivalents as of September 30, 2026.
8.Comprised of the principal amount of GNL's outstanding debt totaling $2.9 billion less cash and cash equivalents totaling $150.7 million, as of September 30, 2026.
9.The interest coverage ratio is calculated by dividing Adjusted EBITDA for the applicable quarter by Cash Paid for Interest (calculated as interest expense less the non-cash portion of interest expense and amortization of discounts on mortgages and senior notes). Management believes that the interest coverage ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and Cash Paid for Interest are non-GAAP measures and are reconciled below.
10.Assumes we exercise both 6-month extension options on our Revolving Credit Facility.

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Conference Call
GNL will host a webcast and conference call on November 5, 2026, at 11:00 a.m. ET to discuss its financial and operating results. To listen to the live call, please go to GNL’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software.
Dial-in instructions for the conference call and the replay are outlined below.
Conference Call Details
Live Call
Dial-In (Toll Free): 1-877-407-0792
International Dial-In: 1-201-689-8263
Conference Replay*
For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website at www.globalnetlease.com.
Or dial in below:
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 13762538
*Available from 2:00 p.m. ET on November 5, 2026 through February 5, 2027.
Supplemental Schedules
The Company will furnish supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.
About Global Net Lease, Inc.
Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust that focuses on acquiring and managing a global portfolio of income producing net lease assets across the United States, and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.
Forward-Looking Statements
The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “projects,” “potential,” “predicts,” “expects,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in its forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
Contacts:
Investors and Media:
Email: investorrelations@globalnetlease.com
Phone: (332) 265-2020
GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Global Net Lease, Inc.
Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)

	September 30, 2026	December 31, 2025
ASSETS
Real estate investments, at cost:
Land	$736,431	$659,086
Buildings, fixtures and improvements	3,724,928	3,592,121
Construction in progress	174	2,993
Acquired intangible lease assets	527,373	523,406
Total real estate investments, at cost	4,988,906	4,777,606
Less accumulated depreciation and amortization	(945,416)	(966,982)
Total real estate investments, net	4,043,490	3,810,624
Real estate assets held for sale	40,570	49,654
Assets related to discontinued operations	1,022	348
Cash and cash equivalents	150,725	180,114
Restricted cash	14,167	13,949
Derivative assets, at fair value	2,895	7
Unbilled straight-line rent	73,389	72,919
Operating lease right-of-use asset	60,142	63,362
Prepaid expenses and other assets	56,891	60,415
Multi-tenant disposition receivable, net	1,616	27,934
Deferred tax assets	5,102	5,167
Goodwill	45,441	45,898
Deferred financing costs, net	13,292	16,812
Total Assets	$4,508,742	$4,347,203

LIABILITIES AND EQUITY
Mortgage notes payable, net	$986,642	$1,264,604
Revolving credit facility	830,406	324,165
Senior notes, net	946,168	928,169
Acquired intangible lease liabilities, net	28,937	17,501
Derivative liabilities, at fair value	1,097	5,298
Accounts payable and accrued expenses	42,886	43,821
Operating lease liability	39,510	41,429
Prepaid rent	28,524	28,254
Deferred tax liability	15,732	17,796
Dividends payable	12,785	11,718
Real estate liabilities held for sale	—	60
Liabilities related to discontinued operations	519	890
Total Liabilities	2,933,206	2,683,705
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	79
7.375% Series E cumulative redeemable perpetual preferred stock	46	46
Common stock	3,578	3,490
Additional paid-in capital	4,355,935	4,249,018
Accumulated other comprehensive income	19,012	22,169
Accumulated deficit	(2,825,382)	(2,611,419)
Total Stockholders’ Equity	1,553,383	1,663,498
Noncontrolling interest	22,153	—
Total Equity	1,575,536	1,663,498
Total Liabilities and Equity	$4,508,742	$4,347,203
GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Global Net Lease, Inc.
Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,
	2026	2025
Revenue from tenants	$112,872	$121,013

Expenses:
Property operating	14,339	12,669
Impairment charges	58,188	55,433
Merger, transaction and other costs	5,334	1,623
General and administrative	11,193	11,834
Equity-based compensation	3,820	3,059
Depreciation and amortization	43,557	44,780
Total expenses	136,431	129,398
Operating loss before loss on dispositions of real estate investments	(23,559)	(8,385)
Loss on dispositions of real estate investments	(1,614)	(5,797)
Operating loss	(25,173)	(14,182)
Other income (expense):
Interest expense	(38,810)	(45,307)
Loss on extinguishment and modification of debt	(206)	(4,121)
Gain on derivative instruments	256	2,271
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	2,560	31
Other income	491	1,820
Total other expense, net	(35,709)	(45,306)
Net loss before income tax	(60,882)	(59,488)
Income tax benefit (expense)	1,559	(3,092)
Loss from continuing operations	(59,323)	(62,580)
Income from discontinued operations	2,443	2,464
Net loss	(56,880)	(60,116)
Net loss attributable to noncontrolling interests	687	—
Preferred stock dividends	(10,936)	(10,935)
Net loss attributable to common stockholders	$(67,129)	$(71,051)

Basic and Diluted Loss Per Share:
Net loss per share from continuing operations	$(0.32)	$(0.33)
Net income per share from discontinued operations	0.01	0.01
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.31)	$(0.32)

Weighted-average shares outstanding — Basic and Diluted	221,133	220,891

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(Amounts in thousands)

	Three Months Ended September 30,
	2026	2025
EBITDA and Adjusted EBITDA:
Net loss	$(56,880)	$(60,116)
Depreciation and amortization	43,557	44,780
Interest expense	38,810	45,307
Income tax (benefit) expense	(1,559)	3,092
Discontinued operations adjustments	—	—
EBITDA	23,928	33,063
Impairment charges	58,188	55,433
Equity-based compensation	3,820	3,059
Merger, transaction and other costs	5,334	1,623
Loss on dispositions of real estate investments	1,614	5,797
Gain on derivative instruments	(256)	(2,271)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	(2,560)	(31)
Loss on extinguishment and modification of debt	206	4,121
Other income	(491)	(1,820)
Write offs of straight-line rent	364	3,216
Discontinued operations adjustments	(2,443)	(3,056)
Adjusted EBITDA	87,704	99,134
Net operating income (NOI) and Cash NOI:
General and administrative	11,193	11,834
Write offs of straight-line rent	(364)	(3,216)
Discontinued operations adjustments	—	101
NOI	98,533	107,853
Amortization related to above- and below- market lease intangibles and right-of-use assets, net	1,123	1,147
Straight-line rent	(1,082)	3,433
Cash NOI	$98,574	$112,433

Cash Paid for Interest:
Interest expense	$38,810	$45,307
Non-cash portion of interest expense	(2,283)	(2,681)
Amortization of discounts on mortgages and senior notes	(7,758)	(8,640)
Total cash paid for interest	$28,769	$33,986

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,
	2026	2025
Net loss attributable to stockholders (in accordance with GAAP)	$(67,129)	$(71,051)
Impairment charges	58,188	55,433
Depreciation and amortization	43,557	44,780
Loss on dispositions of real estate investments	1,614	5,797
Discontinued operations FFO adjustments	(2,226)	(1,214)
Proportionate share of adjustments for noncontrolling interest to arrive at FFO	(1,222)	—
FFO (defined by NAREIT)	32,782	33,745
Merger, transaction and other costs	5,334	1,623
Loss on extinguishment and modification of debt	206	4,121
Discontinued operations Core FFO adjustments	—	—
Proportionate share of adjustments for noncontrolling interest to arrive at Core FFO	(67)	—
Core FFO attributable to common stockholders	38,255	39,489
Non-cash equity-based compensation	3,820	3,059
Non-cash portion of interest expense	2,283	2,681
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	1,123	1,147
Straight-line rent	(1,082)	3,433
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	(2,560)	(31)
Eliminate unrealized gains on foreign currency transactions [1]	(654)	(3,421)
Amortization of discounts on mortgages and senior notes	7,758	8,640
Eliminate gains related to multi-tenant disposition receivable [2]	(208)	(1,834)
Forfeited disposition deposit [3]	(300)	—
Proportionate share of adjustments for noncontrolling interest to arrive at AFFO	(123)	—
Adjusted funds from operations (AFFO) attributable to common stockholders	$48,312	$53,163
Net loss per share attributable to common stockholders	$(0.31)	$(0.32)
FFO per diluted common share	$0.15	$0.15
Core FFO per diluted common share	$0.17	$0.18
AFFO per diluted common share	$0.22	$0.24
Dividends declared to common stockholders	$40,435	$42,366
__________
[1] For AFFO purposes, we adjust for unrealized gains and losses. For the three months ended September 30, 2026, gain on derivative instruments was $0.3 million, which consisted of unrealized gains of $0.7 million and realized losses of $0.4 million. For the three months ended September 30, 2025, gain on derivative instruments was $2.3 million, which consisted of unrealized gains of $3.4 million and realized losses of $1.1 million
[2] Represents adjustments to the fair value of the embedded derivative feature of the multi-tenant disposition receivable. We do not consider these adjustments to be indicative of our normal operating performance and have, accordingly, decreased AFFO for these amounts.
[3] Amount is recorded in other income in our consolidated statement of operations. We do not consider this income to be part of our normal operating performance and have, accordingly, decreased AFFO for this amount.

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

The following table provides operating financial information for the Company’s reportable segments:

	Three Months Ended September 30,
(In thousands)	2026	2025
Industrial & Distribution (1) :
Revenue from tenants	$53,800	$57,898
Property operating expense	6,659	4,773
Net Operating Income	$47,141	$53,125

Retail:
Revenue from tenants	$30,044	$30,292
Property operating expense	3,703	4,050
Net Operating Income	$26,341	$26,242

Office (1) :
Revenue from tenants	$29,028	$32,823
Property operating expense	3,977	3,846
Net Operating Income	$25,051	$28,977
_________
(1) Prior period amounts in the Industrial & Distribution segment and Office segment reflect the reclassification of three tenants from the Office segment to the Industrial & Distribution segment to conform to the current year presentation based on a re-evaluation of the property type.

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Caution on Use of Non-GAAP Measures
Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest are non-GAAP financial measures and should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs in our peer group.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and with other REITs in our peer group.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT's definition.
FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and loss (gain) on dispositions of real estate investments.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment or modification costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs, prepayment penalties and certain other costs incurred with the early extinguishment or modification of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed merger, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.
Core FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for merger and transaction costs and loss on extinguishment of debt.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items paid in cash, that are not a fundamental attribute of our business plan or that we do not consider indicative of our ongoing operating performance. These items include, for example, early extinguishment or modification of debt and other items excluded in Core FFO, as well as unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on foreign currency transactions and gains or losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market lease intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We include the realized gains or losses on foreign currency exchange contracts in AFFO, as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we also exclude certain expenses which under GAAP are treated as operating expenses in determining operating net income. All paid and accrued merger, transaction and other costs (including prepayment penalties for debt extinguishments or modifications) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for merger, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued merger, transaction and other costs (including prepayment penalties for debt extinguishments or modifications) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as calculated in accordance with GAAP as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and interest expense. Adjusted EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for merger, transaction and other costs, (loss) gain on dispositions of real estate investments, loss (gain) on derivative instruments, loss on extinguishment of debt and other income (expense).
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, merger, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash NOI includes all of the adjustments described above for Adjusted EBITDA related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, as well as adjustments for general and administrative expenses.
Cash Paid for Interest is calculated as interest expense less the non-cash portion of interest expense and amortization of discounts on mortgages and senior notes. Cash Paid for Interest is not the same as, and may differ from, cash paid for interest as reported in our consolidated statements of cash flows. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measure and should only be considered together with, and as a supplement to our financial information prepared in accordance with GAAP.
GlobalNetLease.com (332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019